                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-4 of our report dated September 11, 2003 relating to the financial statement of Steamboat
Development Corp., as of June 30, 2003 and 2002 and for the years then ended, and our report dated March 16, 2004 relating to the financial statements of
Steamboat Development Corp., as of December 31, 2003 and 2002 and for the
six-month periods then ended, which reports appear in such Registration
Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Robison, Hill & Co.
Salt Lake City, Utah
February 7, 2005